UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer and Director

On January 18, 2022 (the “Departure Date”), Kevin O’Meara’s employment as the President and Chief Executive Officer of the Company ceased pursuant to the without just cause termination provisions of Mr. O’Meara’s Executive Employment Agreement with the Company. In addition, and also pursuant to the terms of Mr. O’Meara’s Executive Employment Agreement with the Company, Mr. O’Meara resigned as a director of the Company and its affiliates effective as of the Departure Date. As a result, Mr. O’Meara will be entitled to the rights and payments set forth in Section 9 of his Executive Employment Agreement for a termination without just cause, subject to the conditions stated therein. Mr. O’Meara’s Executive Employment Agreement is filed as Exhibit 10.7 to the Company’s Registration Statement on Form 10, filed on September 20, 2019. The foregoing summary of Mr. O’Meara’s rights under the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to that agreement, which is incorporated herein by reference.

Appointment of Interim Chief Executive Officer

On January 18, 2022, the board of directors of the Company (the “Board”) appointed the current Board Chair, Todd Lillibridge, to serve as Interim Chief Executive Officer effective immediately until a replacement is named (the “Service Period”). The Board has retained an executive search firm to identify a permanent Chief Executive Officer replacement. Mr. Lillibridge has served on the Board since 2017. A description of his background and experience can be found in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 26, 2021.

Mr. Lillibridge will remain on the Board. The Board has determined that Mr. Lillibridge is no longer independent as a result of his appointment as Interim Chief Executive Officer. Therefore, he has resigned from all committees of the Board, including the Nominating and Governance Committee, on which he served.

The Company and Mr. Lillibridge entered into a letter agreement (the “Letter Agreement”) effective as of January 18, 2022 (the “Effective Date”), which provides that Mr. Lillibridge will be entitled to (i) monthly grants of restricted share units (“Monthly RSUs”) pursuant to the Company’s Long Term Incentive Plan (“Plan”) during the Service Period, with a grant-date Fair Market Value (as defined in the Plan) equal to approximately $41,666 per month, and (ii) a one-time grant of 230,414 additional restricted share units (the “Additional RSUs,” and together with the Monthly RSUs, the “RSUs”). The Monthly RSUs will be prorated for partial months. All of the Monthly RSUs and one-half of the Additional RSUs will vest in three equal installments on each of the first, second and third anniversary of the Effective Date. The remaining one-half of the Additional RSUs will vest on the third anniversary of the Effective Date, subject to the satisfaction of certain performance measures set forth in the Letter Agreement. Vesting for the RSUs are subject to Mr. Lillibridge’s continued service as the Interim Chief Executive Officer or, if a new Chief Executive Officer has been appointed, as a member of the Board. Mr. Lillibridge will not receive any additional compensation for his service on the Board during the Service Period.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD

The Company issued a press release announcing these management and Board changes on January 18, 2022. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

Appointment of New Lead Independent Director

The Board has named Michael Ford to serve as Lead Independent Director during the Service Period.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated as of January 18, 2022, by and between Todd W. Lillibridge and DIRTT Environmental Solutions Ltd.

99.1*	Press Release issued by DIRTT Environmental Solutions Ltd. on January 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: January 19, 2022	By:	/s/ Charles R. Kraus
Charles R. Kraus
Senior Vice President, General Counsel & Corporate Secretary

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